EXHIBIT 10G

THIRD AMENDMENT

TO

COGNEX CORPORATION

1998 STOCK INCENTIVE PLAN

A.	The Cognex Corporation 1998 Stock Incentive Plan (the “Plan”) is hereby amended by adding the following sentence at the end of Section 2(a):

“Notwithstanding the foregoing, the number of shares of Common Stock otherwise available for issuance under this Plan in 2007 is hereby reduced by 3,599,750 shares.”

B.	Except as otherwise amended herein, the Plan is confirmed in all other respects.

C.	This amendment is effective as of July 26, 2007.

Executed this 14th day of August, 2007, by and on behalf of Cognex Corporation by its duly authorized officer.

COGNEX CORPORATION

By:	/s/ Anthony J. Medaglia, Jr.
Anthony J. Medaglia, Jr.
Secretary